Exhibit 99.2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of INFINI TRAVEL INFORMATION, INC.:

We have audited the accompanying financial statements of INFINI TRAVEL INFORMATION, INC. (the "Company"), which comprise the statement of financial position as of 31 March 2015, and the related statements of comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IASB"); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 31 March 2015, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the IASB.
Other Matter
The accompanying statement of financial position of the Company as of 1 April 2013 and 31 March 2014, and the related statements of comprehensive income, changes in equity, and cash flows for the year ended 31 March 2014 were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan
21 August 2015